UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 24, 2026
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-41490
(Commission File Number)

Delaware	85-2487422
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(Address of Principal Executive Offices)
(866) 846-4660
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
F&G Common Stock, $0.001 par value	FG	New York Stock Exchange
7.950% Senior Notes due 2053	FGN	New York Stock Exchange
7.300% Junior Subordinated Notes due 2065	FGSN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The F&G Annuities & Life, Inc. (the “Company”) Annual Meeting of Shareholders (the “Annual Meeting”) was held June 24, 2026. As of April 27, 2026, the record date for the Annual Meeting, 132,889,653 shares of common stock of the Company were outstanding and entitled to vote. A quorum of shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions, if applicable, with respect to each proposal is set out below:

1. Elect three Class I directors to serve until the 2029 Annual Meeting of Shareholders or until their successors are duly elected and qualified or their earlier death, resignation or removal

	FOR	WITHHELD	BROKER NON-VOTES
John D. Rood	113,646,889	9,676,423	4,824,539
Michael J. Nolan	114,395,900	8,927,412	4,824,539
J. Douglas Martinez	121,516,937	1,806,375	4,824,539

Directors whose term of office as a director continued after the meeting are as follows:

Class II (term expires at the 2027 Annual Shareholders Meeting): Douglas K. Ammerman, Celina J. Wang Doka and Raymond R. Quirk

Class III (term expires at the 2028 Annual Shareholders Meeting): Christopher O. Blunt and William P. Foley, II

2. To approve a non-binding advisory resolution on the compensation paid to our named executive officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
119,448,973	3,813,140	61,199	4,824,539

3. Ratification and appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year

FOR	AGAINST	ABSTAIN
128,066,731	51,901	29,219

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&G Annuities & Life, Inc.

Date: June 25, 2026	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel and Corporate Secretary